EXHIBIT 10.2

                               FIRST AMENDMENT TO

                              BELCO OIL & GAS CORP.
                            1996 STOCK INCENTIVE PLAN

     The Belco Oil & Gas Corp. 1996 Stock Option Plan (the "Stock Incentive Plan") is hereby amended as of March 28, 2000 (subject to the approval of the stockholders of Belco Oil & Gas Corp.) as follows:

     1. All capitalized terms used herein but not defined herein shall have the meaning set forth in the Stock Incentive Plan.

     2. Paragraph V.(a) is hereby amended by deleting in its entirety the second sentence of such Paragraph V.(a) and substituting in lieu thereof the following:

          "Subject to Paragraph IX, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 3,250,000."

     3. Except as expressly amended hereby, the Stock Incentive Plan continues to remain in full force and effect in accordance with its terms.